ACTIVE/123716978.6 Non-Employee Director (Deferred) GLOBAL RESTRICTED SHARE UNIT AWARD AGREEMENT (DEFERRED) UNDER THE RB GLOBAL, INC. 2023 SHARE INCENTIVE PLAN Name of Grantee: No. of Restricted Share Units: Grant Date: Vesting Commencement Date: Please Note: As detailed herein, please be aware and consider the provisions of this Agreement (particularly, Paragraph 3 of this Agreement) that impose limitations and forfeiture consequences in relation to the termination for any reason whatsoever, including termination without cause, of your employment by, or service to, the Company or any Subsidiary. If you have questions about these provisions, you should speak to your legal, financial and tax advisors. Pursuant to the RB Global, Inc. 2023 Share Incentive Plan as amended through the date hereof (the “Plan”) and the terms and conditions set forth in this Global Restricted Share Unit Award Agreement, including any additional terms and conditions for the Grantee’s country set forth in the addendum attached as Exhibit B hereto (the “Addendum” and, collectively with the Global Restricted Share Unit Award Agreement, the “Agreement”), RB Global, Inc. (formerly known as Ritchie Bros. Auctioneers Incorporated) (the “Company”) hereby grants an award of the number of Restricted Share Units listed above (an “Award”) to the Grantee named above. Each Restricted Share Unit shall relate to one share without par value in the capital of the Company (the “Shares”). Reference is also made to the RB Global, Inc. Non-Employee Directors’ Deferred Compensation Program (the “Program”). Capitalized terms in this Agreement shall have the meaning specified in the Plan or the Program, unless a different meaning is specified herein. 1. Restrictions on Transfer of Award. This Award may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of by the Grantee, and any Shares issuable with respect to the Award may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of until (i) the Restricted Share Units have vested as provided in Paragraph 2 of this Agreement and (ii) Shares have been issued to the Grantee in accordance with the terms of the Plan, this Agreement and the Program. 2. Vesting of Restricted Share Units. The Restricted Share Units shall vest and restrictions and conditions of Paragraph 1 of this Agreement shall lapse as set forth on Exhibit A hereto. The Administrator may at any time accelerate the vesting schedule specified in this Paragraph 2.

ACTIVE/123716978.6 2 3. Termination of Service Relationship. Except as set forth on Exhibit A hereto, if the Grantee’s Service Relationship terminates for any reason prior to the satisfaction of the vesting conditions set forth in Paragraph 2 above, any Restricted Share Units that have not vested as of such date shall automatically and without notice terminate and be forfeited, and neither the Grantee nor any of the Grantee’s successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such unvested Restricted Share Units. For the avoidance of doubt, except as set forth on Exhibit A hereto, service during only a portion of the vesting period, but where the Grantee’s Service Relationship has terminated prior to the Vesting Date (as defined in Exhibit A), will not entitle the Grantee to vest in a pro-rata portion of the Restricted Share Units. For purposes of this Award, the Grantee’s Service Relationship will be considered terminated as of the date the Grantee is no longer actively providing services to the Company or any of its Affiliates (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment or other laws in the jurisdiction where the Grantee is employed or otherwise rendering services or the terms of the Grantee’s employment or other service agreement, if any). The Termination Date (as defined in Exhibit A) for purposes of this Award will not be extended by any notice period (e.g., the Grantee’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment or other laws in the jurisdiction where the Grantee is employed or otherwise rendering services or the terms of the Grantee’s employment or other service agreement, if any). The Administrator shall have the exclusive discretion to determine when the Grantee is no longer actively providing services for purposes of this Award (including whether the Grantee may still be considered to be providing services while on a leave of absence). 4. Dividend Equivalent Rights. The number of Restricted Share Units underlying this Award shall be increased on each date that the Company pays a cash dividend with respect to Shares (a “Dividend”). The number of additional Restricted Share Units subject to this Award on each date that the Company pays a cash dividend with respect to the Shares will be computed by dividing: (i) the product obtained by multiplying the amount of the Dividend declared and paid by the Company on a per Share basis by the number of Restricted Share Units underlying this Award on the record date for the payment of such Dividend, by (ii) the Fair Market Value of a Share on the date the Dividend is paid by the Company, with fractional Restricted Share Units calculated and rounded to three decimal places. Any additional Restricted Share Units resulting from such adjustment shall be settled only upon settlement of this Award, and shall be subject to the same vesting and forfeiture terms as apply to other Restricted Share Units underlying this Award. 5. Issuance of Shares. Subject to Paragraph 7 of this Agreement, as soon as practicable following the Settlement Date (but in no event later than the later of the last day of the calendar year in which the Settlement Date occurs or two and one-half months after the Settlement Date occurs), the Company shall issue to the Grantee the number of Shares equal to the aggregate number of Restricted Share Units granted pursuant to this Agreement that have vested and the Grantee shall thereafter have all the rights of a shareholder of the Company with respect to such Shares. For purposes of this Agreement, “Settlement Date” means the date that specified in the election form filed by the Grantee pursuant to the Program. 6. Incorporation of Plan and the Program. Notwithstanding anything herein to the contrary, this Agreement shall be subject to and governed by all the terms and conditions of the

ACTIVE/123716978.6 3 Plan and the Program, including the powers of the Administrator set forth in Section 2(b) of the Plan. 7. Responsibility for Taxes. (a) The Grantee acknowledges that, regardless of any action taken by the Company or, if different, the Affiliate which employs the Grantee or for which the Grantee otherwise provides services (the “Service Recipient”), the ultimate liability for all income tax, social security contributions, payroll tax, fringe benefits tax, payment on account or other tax- related items related to the Grantee’s participation in the Plan and the Program and legally applicable or deemed applicable to the Grantee (“Tax-Related Items”) is and remains the Grantee’s responsibility and may exceed the amount, if any, actually withheld by the Company or the Service Recipient. The Grantee further acknowledges that the Company and/or the Service Recipient (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Restricted Share Units or the underlying Shares, including, but not limited to, the grant, vesting or settlement of the Restricted Share Units, the subsequent sale of Shares acquired pursuant to such settlement and receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Restricted Share Units to reduce or eliminate the Grantee’s liability for Tax-Related Items or to achieve any particular tax result. Further, if the Grantee is subject to Tax-Related Items in more than one jurisdiction, the Grantee acknowledges that the Company and/or the Service Recipient (or former service recipient, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction. (b) In connection with any relevant taxable or tax withholding event, as applicable, the Grantee agrees to make adequate arrangements satisfactory to the Company and/or the Service Recipient to satisfy all Tax-Related Items. In this regard, the Grantee authorizes the Company and/or the Service Recipient, or their respective agents, at their discretion, to satisfy any applicable withholding obligations or rights with regard to all Tax-Related Items by one or a combination of the following: (i) requiring the Grantee to make a payment in a form acceptable to the Company; (ii) withholding from the Grantee’s wages or other compensation payable to the Grantee, (iii) withholding from proceeds of the sale of Shares acquired upon settlement of the Restricted Share Units either through a voluntary sale or through a mandatory sale arranged by the Company (on the Grantee’s behalf pursuant to this authorization without further consent), (iv) withholding Shares to be issued upon settlement of the Restricted Share Units, or (v) any other method of withholding determined by the Company to be permitted by applicable law. The Company and/or Service Recipient may withhold or account for Tax-Related Items by considering statutory or other withholding rates, including minimum or maximum rates applicable in the Grantee’s jurisdiction. In the event of over-withholding, the Grantee may receive a refund from the Company of any over-withheld amount in cash (with no entitlement to the equivalent in Shares), or if not refunded by the Company, the Grantee may seek a refund from local tax authorities to the extent the Grantee wishes to recover the over-withheld amount in the form of a refund. In the event of under-withholding, the Grantee may be required to pay any additional Tax- Related Items directly to the applicable tax authority or to the Company and/or the Service Recipient. If the obligation for Tax-Related Items is satisfied by withholding Shares, for tax purposes, the Grantee will be deemed to have been issued the full number of Shares subject to the

ACTIVE/123716978.6 4 vested Restricted Share Units, notwithstanding that a number of Shares is held back solely for the purpose of paying the Tax Related Items. (c) Finally, the Grantee agrees to pay to the Company or the Service Recipient any amount of Tax-Related Items that the Company or the Service Recipient may be required to withhold or account for as a result of the Grantee’s participation in the Plan or the Program that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the underlying Shares or the proceeds from the sale of the Shares if the Grantee fails to comply with his or her obligations in connection with the Tax-Related Items. 8. Nature of Grant. In accepting the Restricted Share Units, the Grantee acknowledges, understands and agrees that: (a) the Plan and the Program are established voluntarily by the Company, it is discretionary in nature, and may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted under the Plan or the Program, as applicable; (b) the grant of the Restricted Share Units is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of Restricted Share Units, or benefits in lieu of Restricted Share Units, even if Restricted Share Units have been granted in the past; (c) all decisions with respect to future Restricted Share Units or other grants, if any, will be at the sole discretion of the Company; (d) the Grantee is voluntarily participating in the Plan and the Program; (e) the Restricted Share Units and the Shares subject to the Restricted Share Units, and the income from and value of same, are not intended to replace any pension rights or compensation; (f) the Restricted Share Units and the Shares subject to the Restricted Share Units, and the income from and value of same, are not part of normal or expected wages or salary for any purpose, including, but not limited to, calculation of any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, holiday pay, long-service awards, pension or retirement or welfare benefits or similar payments; (g) the future value of the underlying Shares is unknown, indeterminable, and cannot be predicted with certainty; (h) no claim or entitlement to compensation or damages shall arise from forfeiture of the Restricted Share Units resulting from the termination of the Grantee’s Service Relationship (for any reason whatsoever, whether or not later found to be invalid or in breach of employment or other laws in the jurisdiction where the Grantee is employed or otherwise rendering services or the terms of the Grantee’s employment or other service agreement, if any); (i) unless otherwise provided in the Plan or by the Company in its discretion, the Restricted Share Units and the benefits evidenced by this Agreement do not create any entitlement to have the Restricted Share Units or any such benefits transferred to, or assumed by,

ACTIVE/123716978.6 5 another company, nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares; and (j) neither the Company, the Service Recipient nor any other Affiliate shall be liable for any foreign exchange rate fluctuation between the Grantee’s local currency and the United States Dollar that may affect the value of the Restricted Share Units or of any amounts due to the Grantee pursuant to the settlement of the Restricted Share Units or the subsequent sale of Shares acquired upon settlement. 9. No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making recommendations regarding the Grantee’s participation in the Plan or the Program or the Grantee’s acquisition or sale of the underlying Shares. The Grantee understands and agrees that the Grantee should consult with his or her own personal tax, legal and financial advisors regarding the Grantee’s participation in the Plan and the Program before taking any action related to the Plan or the Program. 10. Data Privacy Consent. (a) Data Collection and Usage. The Company and the Service Recipient collect, process and use certain personal information about the Grantee, including, but not limited to, the Grantee’s name, home address, telephone number, email address, date of birth, social insurance number, passport or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all Restricted Share Units granted under the Plan or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Grantee’s favor (“Data”), for the legitimate purpose of implementing, administering and managing the Plan and the Program. Where required, the legal basis for the collection and processing of Data is the Grantee’s consent. (b) Stock Plan Administration and Service Providers. The Grantee understands that the Company transfers Data to [Fidelity Stock Plan Services LLC]1, a third- party stock plan administrator/broker (“Service Provider”), which assists the Company with the implementation, administration and management of the Plan and the Program. The Grantee may be asked to agree on separate terms and data processing practices with the Service Provider, with such agreement being a condition to the ability to participate in the Plan and the Program. Where required, the legal basis for the transfer of Data to the Service Provider is the Grantee’s consent. (c) International Data Transfers. The Company is incorporated in Canada and the Service Provider may be based in the United States. The Grantee’s country or jurisdiction may have different data privacy laws and protections than the country(ies) where the Data will be stored, and foreign courts, law enforcement, regulators and national security authorities may be able to access the Grantee’s Data. The Company’s legal basis, where required, for the international transfer of Data is the Grantee’s consent. 1 Note to Draft: RBA to confirm that Fidelity will be administering the Non-Employee Director Deferred Compensation Program

ACTIVE/123716978.6 6 (d) Data Retention. The Company will hold and use Data only as long as is necessary to implement, administer and manage the Grantee’s participation in the Plan and/or the Program, or as required to comply with legal or regulatory obligations, including under tax, exchange control, securities and labor laws. This may mean Data is retained after the Grantee’s Service Relationship ends, plus any additional time periods necessary for compliance with law, exercise or defense of legal rights, archiving, back-up and deletion purposes. (e) Voluntariness and Consequences of Consent Denial or Withdrawal. Participation in the Plan and the Program is voluntary and the Grantee is providing the consents herein on a voluntary basis. The Grantee understands that the Grantee may refuse the collection of the Grantee’s Data or request to stop the transfer and processing of the Grantee’s Data and that the Grantee’s compensation from or Service Relationship with the Service Recipient will not be affected. The Grantee understands that the only consequence of refusing or withdrawing consent is that the Company may not be able to continue to facilitate the Grantee’s participation in the Plan and the Program. (f) Data Subject Rights. The Grantee may have a number of rights under data privacy laws in the Grantee’s jurisdiction. Depending on where the Grantee is based, such rights may include the right to (specifically in respect of the Grantee’s Data): (i) request access to or copies of Data held by the Company, (ii) request that inaccurate or incomplete Data be rectified, (iii) request that Data be deleted, (iv) request that the processing of Data be restricted to certain purposes, (v) request that the transfer of Data be restricted to certain purposes, (vi) lodge complaints with competent authorities in the Grantee’s jurisdiction, and/or (vii) receive a list with the names and addresses of any potential third party recipients or transferees of Data. To receive clarification regarding the availability of these rights, to exercise these rights or to otherwise inquire about the Company’s collection, use or transfer of Data, the Grantee can contact the Grantee’s local human resources representative. 11. Section 409A of the Code. For U.S. taxpayers, this Agreement is intended to be a compliant deferred compensation plan under Section 409A and shall be administered in accordance with the requirements of Section 409A. If the Grantee is a U.S. taxpayer and is a specified employee (as defined in Section 409A) at the time of the Grantee’s separation from service and the Restricted Share Units are settled on account of such separation from service, then the settlement shall be delayed for six months or until the Grantee’s death, if earlier, to the extent required to avoid adverse taxation under Section 409A. 12. No Obligation to Continue Service Relationship. Neither the Company, the Service Recipient, nor any Affiliate, as applicable, is obligated by or as a result of the Plan, this Agreement or the Program to continue the Grantee’s Service Relationship and none of the Plan, this Agreement or the Program shall (i) create a right to employment or other service relationship with the Company; (ii) be interpreted as forming or amending an employment or other service agreement with the Company, the Service Recipient or any Affiliate, and/or (iii) interfere in any way with the right of the Company, the Service Recipient or any other Affiliate, as applicable, to terminate the Grantee’s Service Relationship at any time. 13. Integration. This Agreement, including, without limitation, all exhibits attached hereto, constitutes the entire agreement between the parties with respect to this Award and

ACTIVE/123716978.6 7 supersedes all prior agreements and discussions between the parties concerning such subject matter. 14. Governing Law/Venue. This Award and the terms and conditions of this Agreement and all determinations made and actions taken pursuant hereto shall be governed by and construed in accordance with the internal laws of the Province of British Columbia, Canada, without regard to conflict of law principles that would result in the application of any law other than the law of the Province of British Columbia, Canada. Further, the Grantee irrevocably consents to the exclusive jurisdiction and venue of the provincial courts located in the Province of British Columbia, Canada, and the Supreme Court of Canada and other federal courts of Canada, and no other court, where this Award is made and this Agreement is to be performed. 15. Compliance with Law. Notwithstanding any other provision in the Plan, this Agreement or the Program, unless there is an available exemption from registration, qualification or other legal requirement applicable to the Shares, the Company shall not be required to permit the vesting of the Award and/or deliver any Shares prior to the completion of any registration or qualification of the Shares under any U.S. or non-U.S. local, state or federal securities, exchange control or other applicable law or under rulings or regulations of the U.S. Securities and Exchange Commission (“SEC”) or of any other governmental regulatory body, or prior to obtaining any approval or other clearance from any U.S. or non-U.S. local, state or federal governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable. The Grantee understands that the Company is under no obligation to register or qualify the Shares with the SEC or any state or non-U.S. securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the Shares subject to this Award. Further, the Grantee agrees that the Company shall have unilateral authority to amend this Agreement without the Grantee’s consent to the extent necessary to comply with securities or other laws applicable to the issuance of Shares subject to this Award. 16. Insider Trading Restrictions/Market Abuse Laws. The Grantee acknowledges that depending on his or her country, the Grantee may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, including but not limited to Canada, the Grantee’s country, the Service Provider’s country and the country or country in which the Shares are or may be listed, which may affect his or her ability, directly or indirectly, to acquire, sell or attempt to sell or otherwise dispose of Shares or rights to Shares (e.g., Restricted Share Units), under the Plan during such times as the Grantee is considered to have “inside information” regarding the Company (as defined by laws in the applicable jurisdiction(s)). Furthermore, the Grantee understands that he or she may be prohibited from (i) disclosing the inside information to any third party, including fellow employees, and (ii) “tipping” third parties by sharing with them Company inside information, or otherwise causing third parties to buy or sell Company securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. The Grantee acknowledges that it is his or her responsibility to comply with any applicable restrictions as well as any applicable Company insider trading policy, and the Grantee should consult with his or her personal legal advisor on this matter. 17. Exchange Control, Foreign Asset/Account and/or Tax Requirements. The Grantee acknowledges that there may be certain foreign asset and/or account reporting requirements which may affect the Grantee’s ability to acquire or hold Shares or cash received from participating in

ACTIVE/123716978.6 8 the Plan and the Program (including from any dividends paid on Shares or sale proceeds arising from the sale of Shares) in a brokerage or bank account outside the Grantee’s country. The Grantee may be required to report such accounts, assets, or transactions to the tax or other authorities in the Grantee’s country. The Grantee may also be required to repatriate sale proceeds or other funds received as a result of participating in the Plan and/or the Program to the Grantee’s country through a designated bank or broker and/or within a certain time after receipt. The Grantee acknowledges that he or she may be subject to tax payment and/or reporting obligations as the result of participating in the Plan and/or the Program and/or the sale of Shares acquired under the Plan and the Program. The Grantee further acknowledges that it is his or her responsibility to comply with such requirements and that the Grantee should speak with his or her personal tax, legal and financial advisors on this matter. 18. Electronic Delivery and Participation. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan and the Program by electronic means. The Grantee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan and the Program through an on-line electronic system established and maintained by the Company or a third party designated by the Company. 19. Language. The Grantee acknowledges that he or she is sufficiently proficient in English or has consulted with an advisor who is sufficiently proficient in English so as to allow the Grantee to understand the terms and conditions of this Agreement. If the Grantee has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control, unless otherwise required by applicable law. 20. Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable. 21. Addendum. Notwithstanding any provisions in this Agreement, the Restricted Share Units shall be subject to any additional terms and conditions for the Grantee’s country set forth in the Addendum attached as Exhibit B hereto. Moreover, if the Grantee relocates to one of the countries included in the Addendum, the additional terms and conditions for such country, if any, will apply to the Grantee, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Addendum constitutes part of this Agreement. 22. Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Grantee’s participation in the Plan and the Program, on the Restricted Share Units and on the Shares acquired upon settlement of the Restricted Share Units, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Grantee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. 23. Waiver. The Grantee acknowledges that a waiver by the Company of breach of any provisions of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by the Grantee or any other grantee.

ACTIVE/123716978.6 9 24. Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing. RB GLOBAL, INC. By: Title: The foregoing Agreement (including the attached exhibits) is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned. Electronic acceptance of this Agreement pursuant to the Company’s instructions to the Grantee (including through an online acceptance process) is acceptable. Grantee Acknowledgement, Representation and Waiver I understand that my Award is governed by this Agreement. I agree to the terms and conditions set out in this Agreement and confirm and acknowledge that I have not been induced to enter into this Agreement or accept any Award by expectation of employment by, or service to, or continued employment by, or continued service to, the Company or any of its Subsidiaries. I understand that the Company is relying on my acknowledgement, representation and waiver in granting the Award to me under this Agreement. Before accepting this Agreement, I have had the opportunity to receive independent legal advice from my own counsel with respect to the terms of this Agreement. I represent and acknowledge that the provisions of this Agreement (particularly, Paragraph 3 of this Agreement) that impose limitations and forfeiture consequences in relation to the termination for any reason whatsoever, including termination without cause, of my employment by, or service to, the Company or any Subsidiary, have been adequately brought to my attention, and I have read and understood them. Accordingly, I irrevocably waive any right I may have to assert that the terms of this Agreement should not be binding on me because they were not brought to my attention, were not read by me, or were not understood by me, even if, before accepting this Agreement and despite my representation to the contrary, I did not in fact fully read and understand this Agreement.  By checking this box, the Grantee acknowledges and agrees that the Grantee's personal information, including any sensitive personal information, may be transferred or disclosed outside of the jurisdiction in which the Grantee resides, including to the U.S. The Grantee

ACTIVE/123716978.6 10 also acknowledges and authorizes the Company, the Service Recipient and any Affiliate, the Administrator and any third party brokers/administrators that are assisting the Company with the operation and administration of the Plan or the Program to use technology for profiling purposes and to make automated decisions that may have an impact on the Grantee or the administration of the Plan or the Program. Dated: Grantee’s Signature Grantee’s name and address:

ACTIVE/123716978.6 11 Exhibit A Vesting Schedule 1. Vesting Terms. The Restricted Share Units shall vest in full on the earlier of (i) first anniversary of the Vesting Commencement Date and (ii) the Company’s next annual meeting of shareholders following the Vesting Commencement Date (the “Vesting Date”), subject to the Grantee’s continued Service Relationship through the Vesting Date. 2. Termination of Service Relationship. (a) Disability or Death. Notwithstanding anything to the contrary in Paragraph 3 of the Agreement, except as otherwise determined by the Board or the Administrator, in its sole discretion, in the event of the termination of the Grantee’s Service Relationship due to the Grantee’s Disability or death, 100% of the Restricted Share Units shall accelerate and vest on the Termination Date. (b) Other Terminations. For the avoidance of doubt, except as otherwise determined by the Board or the Administrator, in its sole discretion, in the event of a termination of the Grantee’s Service Relationship for any reason other than Disability or death, any Restricted Share Units that have not vested as of the Termination Date shall automatically and without notice terminate and be forfeited, and neither the Grantee nor any of the Grantee’s successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such unvested Restricted Share Units. (c) Sale Event. Notwithstanding anything to the contrary in Paragraph 3 of the Agreement in the event of a Sale Event, 100% of the Restricted Share Units shall accelerate and vest immediately prior to the Sale Event. 3. Definitions. For purposes of this Agreement, notwithstanding the terms of any agreement between the Company or any Affiliate and the Grantee, the following terms shall have the meanings set forth below. “Disability” means (i) the making of a declaration of a court of competent jurisdiction that the Grantee is incapable of managing the Grantee’s own affairs by reason of mental infirmity or the appointment of a committee to manage the Grantee’s affairs or (ii) the Grantee becoming substantially unable, by reason of a condition of physical or mental health, for a period of three consecutive months or more, or at different times for more than six months in any one calendar year, to perform the duties of the Grantee’s position. “Termination Date” means the date on which the Grantee ceases to have a Service Relationship.

ACTIVE/123716978.6 12 Exhibit B Addendum Capitalized terms, unless explicitly defined in this Addendum to the Global Restricted Share Unit Award Agreement (the “RSU Agreement”), shall have the meanings given to them in the RSU Agreement or in the Plan or the Program. Terms and Conditions This Addendum includes additional terms and conditions that govern the Restricted Share Units if the Grantee resides and/or works in one of the countries listed below. If the Grantee is a citizen or resident (or is considered as such for local law purposes) of a country other than the country in which the Grantee is currently residing and/or working, or if the Grantee transfers to another country after the grant of the Restricted Share Units, the Company shall, in its discretion, determine to what extent the additional terms and conditions contained herein shall be applicable to the Grantee. Notifications The Addendum also includes information regarding securities, exchange control, tax and certain other issues of which the Grantee should be aware with respect to the Grantee’s participation in the Plan. The information is based on the securities, exchange control, tax and other laws in effect in the respective countries as of June 2023. Such laws are often complex and change frequently. As a result, the Company strongly recommends that the Grantee not rely on the information contained herein as the only source of information relating to the consequences of the Grantee’s participation in the Plan and the Program because the information may be out of date at the time of vesting of the Restricted Share Units, at the time of issuance of Shares under the Plan or the Program or at the time of the sale of such Shares. In addition, the information is general in nature and may not apply to the Grantee’s particular situation, and the Company is not in a position to assure the Grantee of any particular result; therefore, the Grantee is advised to seek appropriate professional advice as to how the relevant laws in the Grantee’s country may apply to the Grantee’s individual situation. If the Grantee is a citizen or resident (or is considered as such for local tax purposes) of a country other than the country in which the Grantee is currently residing and/or working, or if the Grantee transfers to another country after the grant of the Restricted Share Units, the notifications contained herein may not be applicable to the Grantee in the same manner.

ACTIVE/123716978.6 13 CANADA Terms and Conditions Conflict. In the event of a conflict between the terms of this Section “Canada” to Exhibit B and the RSU Agreement and the Program, the terms of this Section “Canada” shall prevail. Issuance of Shares. This provision supplements Paragraph 5 of the RSU Agreement: For avoidance of doubt, the grant of the Restricted Share Units does not provide any right for the Grantee to receive a cash payment and the Restricted Share Units will be settled in Shares only. The Company shall not have the discretion to settle Restricted Share Units awarded to the Grantee other than in newly-issued or treasury Shares. No fractional shares shall be issued in settlement of any Restricted Share Units. If the Grantee would become entitled to a fractional Share on the settlement of a Restricted Share Unit (or fraction thereof), such Grantee shall only have the right to receive the next lowest whole number of Shares and no payment or other adjustment will be made for the fractional Share. It is intended that this RSU Agreement and the Award will not be or become a “salary deferral arrangement” as defined in the Income Tax Act (Canada) in respect of the Grantee, and shall otherwise comply with the provisions of section 7 of the Income Tax Act (Canada). This RSU Agreement will be construed, administered, and governed in a manner that effects such intent, and the Company will not take any action that would be inconsistent with such intent in respect of the Grantee. Responsibility for Taxes. This provision replaces the first paragraph of Paragraph 7(b) of the RSU Agreement: (b) In connection with any relevant taxable or tax withholding event, as applicable, the Grantee agrees to make adequate arrangements satisfactory to the Company and/or the Service Recipient to satisfy all Tax-Related Items. In this regard, the Grantee authorizes the Company and/or the Service Recipient, or their respective agents, to satisfy any applicable withholding obligations or rights with regard to all Tax-Related Items by one or a combination of the following, at the Grantee’s sole discretion: (i) requiring the Grantee to make a payment in a form acceptable to the Company; (ii) withholding from the Grantee’s wages or other compensation payable to the Grantee, or (iii) withholding from proceeds of the sale of Shares acquired upon settlement of the Restricted Share Units either through, on behalf of and as agent for the Grantee, a voluntary sale or a mandatory sale by the Grantee arranged by the Company (pursuant to this authorization without further consent). Sale Event. In the event that all outstanding Awards granted under the Plan terminate as contemplated under Section 3(d) of the Plan, notwithstanding that section, the Company may settle any vested Restricted Share Units in Shares or, at the discretion of the Company and with the consent of the Grantee, for an amount of cash equal to the Sale Price multiplied by the number of Shares under such vested Restricted Share Unit.

ACTIVE/123716978.6 14 Termination of Service Relationship. This provision replaces Paragraph 3 of the RSU Agreement in its entirety: 3. Termination of Service Relationship. Except as set forth on Exhibit A hereto and subject to the minimum extent required by applicable employment standards legislation, if the Grantee’s Service Relationship terminates for any reason including, for greater certainty, termination without cause, prior to the satisfaction of the vesting conditions set forth in Paragraph 2 above, any Restricted Share Units that have not vested as of such date shall automatically and without notice terminate and be forfeited without replacement or further compensation, and neither the Grantee’s nor any of his or her successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such unvested Restricted Share Units. For the avoidance of doubt, service during only a portion of the vesting period, but where the Grantee's Service Relationship has terminated prior to a Vesting Date, will not entitle the Grantee to vest in a pro-rata portion of the Restricted Share Units nor will the Grantee be entitled to any compensation for lost vesting. For purposes of the Restricted Share Units, the Grantee’s Service Relationship will be considered terminated, and the Grantee’s right (if any) to earn, seek damages in lieu of, vest in or otherwise benefit from any portion of the Restricted Share Units pursuant to this Agreement will be measured by the date that is the earliest of: i. the date the Grantee’s Service Relationship is terminated for any reason, and ii. the date the Grantee receives written notice of termination of the Service Relationship from the Company or the Service Recipient, as applicable, regardless of any period during which notice, pay in lieu of notice or related payments or damages are provided or required to be provided under local law. Notwithstanding the foregoing, if applicable employment standards legislation explicitly requires continued vesting during a statutory notice period, the Grantee’s right to vest in the Restricted Share Units, if any, will terminate effective upon the expiry of the minimum statutory notice period, but the Grantee will not earn or be entitled to pro-rated vesting if the Vesting Date falls after the end of the statutory notice period, nor will the Grantee be entitled to any compensation for lost vesting. Notifications The Company recommends that Grantees consult their personal tax advisors with respect to federal, state, provincial, local and foreign tax aspects of participation in the Plan and the Program, including compliance with any applicable reporting obligations. Compliance with Laws The Company’s obligation to issue and deliver Shares under this Award to the Grantee is subject to such compliance by the Company and the Grantee as the Company deems necessary or advisable with all applicable laws, including with respect to Tax-Related Items. The Company may, as a condition to the grant of this Award, require the Grantee to: (i) represent in writing that

ACTIVE/123716978.6 15 participation in the distribution of the Shares received in connection with such Award is voluntary; and (ii) make such other representations and warranties as are deemed appropriate by counsel to the Company. Each certificate representing Shares acquired under the Agreement shall bear a legend in such form as the Company deems appropriate. The following provisions apply if the Grantee resides in Quebec: French Language Documents The present document is also available in the French language. Le présent document est également disponible en langue française. Data Privacy Consent. This provision supplements Paragraph 10 of the RSU Agreement: The Grantee hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or otherwise, involved in the administration and operation of the Plan. The Grantee further authorizes the Company, the Service Recipient and any Affiliate to discuss and disclose the Grantee’s participation in the Plan with their advisors. The Grantee further authorizes the Company, the Service Recipient and any Affiliate to record such information in his or her employee file.